SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  October 3, 2003

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Information and Exhibits

(c)	Exhibits

4.1

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2031, dated as of December 18, 2001, between First Regional Bancorp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee

4.2

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2032, dated as of September 26, 2002, between First Regional Bancorp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee

10.1	Guarantee Agreement, dated as of December 18, 2001, by and between First Regional Bancorp and State Street Bank and Trust Company of Connecticut, National Association

10.2	Guarantee Agreement, dated as of September 26, 2002, by and between First Regional Bancorp and State Street Bank and Trust Company of Connecticut, National Association

99.1	Press Release of First Regional Bancorp, dated October 3, 2003

Item 12.   Results of Operations and Financial Condition.

First Regional Bancorp issued a press release on October 3, 2003 announcing its financial results for the quarter and nine months ended September 30, 2003.  The press release is furnished as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  First Regional does not intend for this Item 12 or Exhibit 99.1 to be incorporated by reference into filings under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 3, 2003

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough Executive Vice President and Chief Operating Officer

Exhibit Index

4.1

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2031, dated as of December 18, 2001, between First Regional Bancorp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee

4.2

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2032, dated as of September 26, 2002, between First Regional Bancorp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee

10.1	Guarantee Agreement, dated as of December 18, 2001, by and between First Regional Bancorp and State Street Bank and Trust Company of Connecticut, National Association

10.2	Guarantee Agreement, dated as of September 26, 2002, by and between First Regional Bancorp and State Street Bank and Trust Company of Connecticut, National Association

99.1	Press Release of First Regional Bancorp, dated October 3, 2003